ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                               SIMTEK CORPORATION

     Pursuant  to  the  provisions  of  the  Colorado   Corporation   Code,  the
undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is Simtek Corporation.

     SECOND: The following amendment to the Articles of Incorporation was adopted on November 6, 1997 as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

     ---- Such amendment was adopted by the board of directors where no shares have been issued.

     ---- Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     THIRD: The Articles of Incorporation are hereby amended by striking out the whole Section 2.1 and inserting in lieu thereof a new Section 2.1 reading in its entirety as follows:

          "2.1 Authorized Capital. The aggregate number of shares that the corporation shall have authority to issue is 80,000,000 shares of common stock with a par value of $.01 per share ("Common Stock"), and 2,000,000 shares of preferred stock with a par value of $1.00 per share ("Preferred Stock")."

     FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

     FIFTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows: No Change.

     SIXTH: Except as amended hereby, the provisions of the Articles of Incorporation shall remain in full force and effect.

     DATED: November 6, 1997

SIMTEK CORPORATION:


BY:       /s/Richard L. Petritz             AND:   /s/Douglas Mitchell
   --------------------------------------       --------------------------------
         Name:  Richard L. Petritz                 Name:  Douglas Mitchell
         Title:    Chief Executive Officer         Title:    Secretary